Exhibit 5.1
May 20, 2021
Arconic Corporation
201 Isabella Street, Suite 400
Pittsburgh, Pennsylvania 15212-5872
Re:    Form S-8 Registration Statement
Ladies and Gentlemen:
We are acting as special Delaware counsel to Arconic Corporation, a Delaware corporation (the “Company”), in connection with the Form S-8 Registration Statement of the Company to be filed with the Securities and Exchange Commission on or about May 20, 2021 (the “Registration Statement”) with respect to an aggregate of 3,000,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”). In this connection you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware.
For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:
(i)the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 14, 2019, the Certificate of Amendment of the Company as filed with the Secretary of State on March 18, 2020, and the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on March 30, 2020;
(ii)the Bylaws of the Company as amended effective as of December 31, 2017;

Exhibit 5.1
Arconic Corporation
May 20, 2021

(iii)the Arconic Corporation Amended and Restated 2020 Stock Incentive Plan (the “Plan”);
(iv)resolutions of the Compensation and Benefits Committee of the Board of Directors of the Company, dated February 3, 2021;
(v)resolutions of the Board of Directors of the Company, dated February 4, 2021;
(vi)the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, dated April 6, 2021;
(vii)a draft of the Form 8-K of the Company, to be filed on or about May 21, 2021;
(viii)the Registration Statement; and
(ix)a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.
For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (ix) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (ix) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
For purposes of this opinion, we have assumed (i) the legal capacity of each natural person who is a signatory to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) that the Shares will be issued in accordance with the Plan, (iv) that the Fair Market Value (as defined in the Plan) of the Shares will not be less than the par value thereof; and (v) that at the time the Shares are issued the number of shares of Common Stock that are then issued, subscribed for or otherwise committed for issuance, including the Shares, will not exceed the 160,000,000 shares of Common Stock the Company is authorized to issue under its Certificate of Incorporation. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Exhibit 5.1
Arconic Corporation
May 20, 2021

This opinion is limited to the laws of the State of Delaware and we have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws and rules and regulations relating thereto.
Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares are duly authorized for issuance and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,